FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1

CONTACT: CHUCK FABER
         DIRECTOR OF CORPORATE DEVELOPMENT
         (330) 487-6521
         (800) 645-6427
         CFABER@NORTHCOASTENERGY.COM


                 NORTH COAST ENERGY REPORTS RECORD FIRST QUARTER

                         EARNINGS PER SHARE INCREASE 63%

TWINSBURG, OHIO, May 8, 2003, North Coast Energy, Inc. (NASDAQ: NCEB) today reported its operational and financial results for the three months ended March 31, 2003. Net income increased 63% to $4.0 million. Net income per share also increased 63% to $0.26 compared to the same period of 2002. Cash flow from operations totaled $8.4 million, or $0.55 per share. The company had $16.0 million in working capital at March 31, 2003.

Natural gas production totaled 2.6 Bcf (billion cubic feet) - a 16% increase over the 2002 period - and represented 95% of the company's total production of
2.7 Bcfe (billion cubic feet equivalent). The average natural gas price in the first quarter of 2003 was $4.79 per Mcf (thousand cubic feet) compared to $3.54 per Mcf in the first quarter of 2002. Oil production totaled 23,500 barrels compared to 27,600 barrels for the prior year period. The average oil price in the first quarter of 2003 was $29.72 per barrel compared to $17.68 per barrel in the first quarter of 2002.

Commenting on the company's performance, Gordon O. Yonel, President and Chief Executive Officer said, "The company achieved excellent operational and economic performance in the first quarter. While increased product prices had a favorable effect on our financial results, a very successful drilling program in 2002 and the successful completion of high impact wells earlier this year had a significant impact on natural gas production."

"We plan to drill 90 wells in 2003 with a goal of replacing 130% of our expected 2003 production with the drill bit. We have already successfully completed four of the five Knox formation wells drilled to date - a success rate well above the industry's average of 65% for Knox formation wells in 2002. Those four wells added an estimated 1.2 Bcfe of reserves and are currently producing approximately two million cubic feet of gas per day," Mr. Yonel continued.

North Coast Energy, Inc. is a publicly traded independent gas and oil exploration and production company headquartered in Twinsburg, Ohio. The company's primary focus is the exploration for, and development and efficient production of, natural gas reserves in the Appalachian Basin.

This news release contains forward-looking statements that involve risks and uncertainties. The company's actual results may differ significantly from results discussed in any such forward-looking statements. Factors that may cause such a difference include, but are not limited to, competition within the oil and gas industry, the market demand for, and prices of, oil and natural gas, the company's availability of capital, production and costs of operation, results of the company's future drilling, environmental risks and other factors detailed in the company's filings with the Securities and Exchange Commission.


                                     -More-


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NORTH COAST ENERGY, INC. AND SUBSIDIARIES - OPERATING HIGHLIGHTS
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
                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                    ----------------------
                                                     2003            2002
                                                    ------          ------
PRODUCTION
  Oil production (MBbs)                                 23              28
  Gas production (MMcf)                              2,581           2,230
  Total production (MMcfe)                           2,722           2,396
AVERAGE PRICES
  Oil (per Bbl)                                     $29.72          $17.68
  Gas (per Mcf)                                       4.79            3.54
  Average price per Mcfe                              4.79            3.50
AVERAGE COSTS (per Mcfe)
  Production expense                                  0.69            0.62
  Production taxes                                    0.26            0.18
  Depreciation, depletion & amortization              0.81            0.88
  General and administrative expense                  0.47            0.38

GROSS OPERATING MARGIN (per Mcfe)                     3.84            2.70


NORTH COAST ENERGY, INC. AND SUBSIDIARIES FINANCIAL HIGHLIGHTS
--------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                    ----------------------
                                                     2003            2002
                                                    ------          ------
Revenues                                            $14,383         $12,149
Costs and expenses                                    7,607           7,715
Income from operations                                6,776           4,434
Net income                                            4,005           2,460
Depreciation, depletion and amortization              2,210           2,106
Deferred taxes                                        2,168           1,268
Cash flow(1)                                          8,383           5,834
Net interest expense                                    602             706
EBITDA(1)                                             8,986           6,540
Net income per share (basic and diluted)               0.26            0.16
Cash flow per share(1)                                 0.55            0.38
Common shares outstanding                            15,252          15,209

(1) Cash flow and cash flow per share are non-GAAP financial measures that represent net income before depreciation, depletion and amortization ("DD&A") and before deferred taxes. EBITDA is a non-GAAP financial measure that represents cash flow before net interest expense. These two measures are reconciled to net income in the table below. The company's management uses these non-GAAP financial measures to evaluate the operating performance of its business and for comparison of the company's performance to the performance of its peers. The definitions used here may differ from those used by other companies.


                                     -More-


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
                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                    ------------------------
                                                        2003            2002
                                                    --------        --------
Net income                                          $  4,005        $  2,460
  Add: deferred taxes                                  2,168           1,268
  Add: DD&A                                            2,210           2,106
                                                    --------        --------
Cash flow                                              8,383           5,834
  Add: Interest expense                                  602             706
                                                    --------        --------
EBITDA                                              $  8,985        $  6,540
                                                    ========        ========

BALANCE SHEET ITEMS
-------------------
                                                    MARCH 31,        DEC. 31,
                                                       2003            2002
                                                    ---------        --------
Current assets                                       $27,032         $21,266
Current liabilities                                   10,988          10,447
Total assets                                         157,344         151,851
Long-term debt                                        67,000          67,000
Total stockholders' equity                            67,357          64,737


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